UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 26, 2014

DARDANOS ACQUISITION CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54810
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Attn: Edgar Leon, President

c/o Ozero Worldwide, LLC

848 North Rainbow Blvd., #2713

Las Vegas, NV 89107

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

702-487-7618

(ISSUER TELEPHONE NUMBER)

2000 Hamilton Street, #943

Philadelphia, PA 19130

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

William Tay, the sole shareholder of Dardanos Acquisition Corp. (the “Registrant”) entered into a Share Purchase Agreement, dated as of February 26, 2014 (the "Agreement"), with Ozero Worldwide, LLC (“Ozero”). Pursuant to the Agreement, Mr. Tay transferred to Ozero 31,390,000 shares of our Common Stock which represents 100% of our issued and outstanding shares in consideration of $69,990 in cash. The Agreement is subject to a number of conditions to closing.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On April 16, 2014, Mr. Tay, the sole shareholder of the Registrant, consummated a sale of 31,390,000 shares of our common stock to Ozero for an aggregate purchase price of $69,990 in cash. Following the closing of the share purchase transaction, Ozero owns a 100% interest in the issued and outstanding shares of our Common Stock. Ozero is owned and controlled by Mr. Edgar Leon.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and to Item 5.02 of this Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On March 19, 2014, immediately prior to the closing of the Share Purchase Agreement transaction, Mr. Tay, acting as the sole shareholder of the Registrant, elected and appointed Mr. Edgar Leon to the Board of Directors of the Registrant. Biographical information relating to Mr. Leon is below.

Resignation of Director

Immediately following the closing of the Share Purchase Agreement transaction, Mr. Tay tendered his resignation as the Registrant’s President, Chief Executive Officer, Treasurer, Secretary and Director. Mr. Leon, acting as the sole remaining member of the Registrant’s Board of Directors, accepted Mr. Tay’s resignation. The resignations were in connection with the consummation of the Share Purchase Agreement with Ozero and were not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices.

Appointment of Officers

Following Mr. Tay’s resignations, Mr. Leon appointed himself as President, Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Registrant.

Biographical Information of Edgar Leon for the past five years.

Mr. Leon became the president of Ozero Worldwide, LLC, from 2012 to present, responsible for managing the investment portfolio of Ozero in manufacturing and retail tea shops in U.S. and Asia. From 2007 – 2012, Mr. Leon worked as the president of HongJung Import and Export, Inc., by managing the company’s sourcing businesses with Walmart and Carrefour in China. From 2002 – 2012, Mr. Leon was vice-president of international banking for Citigroup, providing trade finance services for its clients.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Dardanos Acquisition Corp.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Exhibit Number Description 10.1 Share Purchase Agreement between William Tay and Ozero Worldwide, LLC, dated February 26, 2014* 17.1 Resignation Letter of William Tay, dated as of March 19, 2014*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dardanos Acquisition Corp.

/s/ Edgar Leon

By: ________________________________

Name: Edgar Leon

Title: President and CEO

Dated: March 19, 2014